Exhibit 99.2

Market Technology Acquisition Corp Announces Closing of

$205,000,000 Initial Public Offering, Including Partial Exercise of Underwriters’ Over-Allotment Option

New York, New York, July 27, 2026 – Market Technology Acquisition Corp (the “Company”), a newly organized special purpose acquisition company formed as a Cayman Islands exempted company, today announced the closing of its initial public offering of 20,500,000 units (the “IPO”), which includes 500,000 units issued pursuant to the partial exercise by the underwriters of their over-allotment option, at an offering price of $10.00 per unit, resulting in gross proceeds of $205,000,000.

The units began trading on the Global Market tier of The Nasdaq Stock Market LLC (“Nasdaq”) under the ticker symbol “MTAKU” on July 24, 2026. Each unit consists of one Class A ordinary share and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at $11.50 per share. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Once the securities comprising the units begin separate trading, the ordinary shares and the warrants are expected to be traded on Nasdaq under the symbols “MTAK” and “MTAKW,” respectively.

The Company intends to use the net proceeds from the offering after expenses, and the simultaneous private placements of units, to consummate the Company’s initial business combination and for working capital following the offering.

BTIG, LLC is acting as sole book-running manager for the offering.

A registration statement relating to the securities sold in the initial public offering was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on July 23, 2026. The offering was made only by means of a prospectus, copies of which may be obtained from: BTIG, LLC, 65 East 55th Street, New York, New York 10022, or by email at ProspectusDelivery@btig.com, or by accessing the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Market Technology Acquisition Corp

Market Technology Acquisition Corp is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company’s strategy allows for an initial business combination in any business or industry or at any stage of its corporate evolution, its primary focus is businesses operating across the global capital markets ecosystem, with particular emphasis on licensed U.S. equities and options clearing businesses and related market infrastructure, and post-trade, brokerage, custody, execution and financial technology platforms. The Company’s management team is anchored by CEO Jonathan Slone, and CFO and COO, Christopher Hayes, supported by a board of directors with extensive industry, operational and capital markets expertise.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s anticipated use of the net proceeds from the offering and search for an initial business combination. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the IPO filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts:

Jonathan Slone

Jslone@mtechak.com

(917) 362-1067